Exhibit 23.1

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., ACA., LL.B.,
C.P.A.(Practising)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Kandi Technologies Group, Inc.

We consent to the incorporation by reference in the foregoing Registration Statement on Form S-3 of our report dated March 15, 2014, relating to the consolidated financial statements of Kandi Technologies Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2013 and 2012 and for each of the years then ended and relating to the internal control over financial reporting of the Company as of December 31, 2013, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 17, 2014 (the “Form 10-K”), and amended by its Amendment No. 1 on Form 10-K/A filed on May 16, 2014.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Albert Wong & Co.

Albert Wong & Co.
Hong Kong, China
Dated: August 7, 2014